EXHIBIT (h)(2)

AMENDED AND RESTATED EXHIBIT A

TO THE AGENCY SERVICES AGREEMENT BETWEEN FLEXSHARES TRUST

AND JPMORGAN CHASE BANK, N.A., DATED SEPTEMBER 15, 2011

Intending to be legally bound, the undersigned hereby amend and restate Exhibit A to the aforesaid Agreement to include the following investment portfolios as of February 15, 2012:

LIST OF ETF SERIES

1.	FlexSharesSM Morningstar US Market Factor Tilt Index Fund

2.	FlexSharesSM Morningstar Developed ex-US Markets Factor Tilt Index Fund

3.	FlexSharesSM Morningstar Emerging Markets Factor Tilt Index Fund

4.	FlexSharesSM Morningstar Global Upstream Natural Resources Index Fund

5.	FlexSharesSM iBoxx 3-Year Target Duration TIPS Index Fund

6.	FlexSharesSM iBoxx 5-Year Target Duration TIPS Index Fund

7.	FlexSharesSM iBoxx 7-Year Target Duration TIPS Index Fund

8.	FlexSharesSM Ready Access Variable Income Fund

All signatures need not appear on the same copy of this Amended and Restated Exhibit A.

FLEXSHARES TRUST		J.P. MORGAN CHASE BANK, N.A.

By:	/s/ Peter K. Ewing	By:	/s/ Ellen E. Crane
Name:	Peter K. Ewing	By:	Ellen E. Crane
Title:	Vice President	Title:	Executive Director
FlexShares Trust